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                                                                   Exhibit 10.32

            THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN SECTION 3 HEREIN AND SET-OFF PROVISIONS SET FORTH IN SECTION 5 HEREIN. THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN AN ASSET PURCHASE AGREEMENT, DATED AS OF MARCH 17, 1997, AMONG NES ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF THE ISSUER OF THIS NOTE, THE PERSON TO WHOM THIS NOTE ORIGINGALLY WAS ISSUED, AND CERTAIN OTHER PERSONS. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST. THIS NOTE WAS ORIGINALLY ISSUED ON MARCH 17, 1997 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW.


                       NATIONAL EQUIPMENT SERVICES, INC.
                      JUNIOR SUBORDINATED PROMISSORY NOTE


March 17, 1997                                                       $500,000.00


     National Equipment Services, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Lone Star Rentals, Inc. the principal amount of $500,000.00, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

     This Junior Subordinated Promissory Note (this "Note") was issued pursuant to an Asset Purchase Agreement, dated as of the date hereof (as amended and modified from time to time, the "Purchase Agreement"), by and among the Lone Star Rentals, Inc., James Horsley and NES Acquisition Corp., and this Note is the "Promissory Note" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein by reference. Except as defined in Section 7 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

     1. Interest.

     (a) Rate of Interest. Interest shall accrue on a daily basis at the rate of ten percent (10%) per annum (or (if less) at the highest rate then permitted under applicable law) (calculated on the basis of a 365/366 day year, as applicable) on the unpaid principal amount of this Note outstanding from time to time and, to the extent permitted by applicable law, on any amount of interest which has not been paid on the date on which it is payable until payment thereof.







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     (b) Payment of Interest.  On the last day of each quarter, beginning June
30, 1997 (each, an "Interest Payment Date"), the Company shall pay to the holder of this Note all interest which has accrued since the preceding Interest Payment Date (or, in the case of the initial Interest Payment Date, since the date of issuance of this Note). Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

     2. Payment of Principal on Note.

     (a) Scheduled Payments. The Company shall pay the principal amount of $500,000.00 (or such lesser principal amount then outstanding) to the holder of this Note on the fifth anniversary of the date hereof, together with all accrued and unpaid interest on the principal amount being repaid.

     (b) Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note; provided that such prepayment is not prohibited by the provisions of Section 3 hereof. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount being repaid.

     3. Subordination; Restrictions on Payment.

     (a) Anything in this Note to the contrary notwithstanding, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Debt.

     (b) In the event that the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company (collectively referred to as an "Insolvency Event"), or upon any acceleration of Superior Debt, then:

           (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees and charges then due on all Superior Debt (including interest, fees and charges accruing thereon after the commencement of any such proceedings (irrespective of whether such interest, fees and charges are allowed as a claim in such proceedings)) before the holder of this Note is entitled to receive any payment on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be




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      entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

          (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 3(b) shall be paid or delivered by the Company directly to the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt, for application in payment thereof until all Superior Debt (including interest, fees and charges accrued thereon after the date of commencement of such proceedings (irrespective of whether such interest, fees and charges are allowed as a claim in such proceedings)) shall have been paid in full in cash.

     (c) In any proceedings with respect to any Insolvency Event, the holders of Superior Debt are authorized:

          (i) to submit and enforce any claims on this Note either in the name of the holders of Superior Debt or in the name of the holder of this Note as the attorney-in-fact of the holder of this
     Note in the event such claims have not been submitted by the holder of this Note before 10 days prior to the date when submission of such claims is due;

          (ii) to accept and execute receipts for any payment or distribution made with respect to this Note and to apply such payment or distribution to the payment of the Superior Debt; and

          (iii) to take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of the holders of Superior Debt or in the name of the holder of this Note as the attorney-in-fact of the holder of this Note.

     (d) No payment of interest or principal shall be made if there shall have occurred and be continuing or there would exist as a result of such a payment or distribution any default or event of default under any of the terms of any agreement relating to, or instrument evidencing, any Superior Debt, which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt (collectively, the "Blockage Events"). The Company shall use reasonable efforts to notify the holder of this Note in writing of the occurrence of a Blockage Event; provided, that, notwithstanding anything to the contrary in this Note (except as provided in Section 3(g)), the failure of the Company to so notify the holder of this Note of the occurrence of a Blockage Event shall have no effect on the obligations of the Company or the holder of this Note during the continuance of such Blockage Event as set forth therein. Upon termination of a Blockage Event (so long as no other Blockage Event has




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occurred and is continuing), the Company shall resume making regularly scheduled quarterly payments of interest pursuant to the terms and conditions of this Note.

     (e) Any amendment or modification of the terms of Section 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time of such amendment or modification unless such holder of Superior Debt so consents.

     (f) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the holder of this Note. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

     (g) If, notwithstanding the provisions of Section 3 of this Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the holder of this Note in contravention of this Section 3 and before all the Superior Debt shall have been paid in full in cash, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt; provided that (i) if the Company or a holder of Superior Debt has not notified the holder of this Note of the occurrence of a Blockage Event within 30 days after the holder of this Note has received a payment of interest under this Note, the holder of this Note shall have no obligation to deliver such payment to any holder of Superior Debt and (ii) if the Company or a holder of Superior Debt has not notified the holder of this Note of the occurrence of a Blockage Event within 90 days after the holder of this Note has received a payment of principal under this Note, the holder of this Note shall have no obligation to deliver such payment to any holder of Superior Debt. Any such payments received by the holder of this Note and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the holder of this Note. In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

     (h) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of Section 3 of this Note by any act or failure to act on the part of the Company.

     (i) If there shall exist (i) any Blockage Event, or (ii) any Event of Default under this Note, the holder of this Note shall not take or continue any action, or exercise or continue to




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exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (and if this Note has already been accelerated, the holder will, immediately upon becoming aware of the occurrence of such Blockage Event or Event of Default, reverse such acceleration), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the Superior Debt shall have been fully and finally paid (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion) and satisfied, unless one or more of the holders of the Superior Debt shall have accelerated the maturity of Superior Debt in an amount in excess of $1,000,000, in which case the holder of this Note shall be entitled to accelerate the maturity hereof but shall not be entitled to take any other action described above and, provided further, that the holder of this Note acknowledges and agrees that the acceleration of this Note shall immediately be reversed if and when (A) one or more holders of Superior Debt take similar action which results in the aggregate amount of Superior Debt to be accelerated to be less than $5,000,000 or (B) such Superior Debt is fully and finally paid (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion). Notwithstanding the foregoing or any permissible action taken by the holder of this Note, the holder of this Note shall not be entitled to receive any payment in contravention of the other provisions of this Section 3, including without limitation Sections 3(b), 3(d) and 3(g).

     (j) If any payment or distribution to which any holder of this Note would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of Superior Debt, then and in such case and to such extent, the holder of this Note (A) shall be entitled to receive from the holders of such Superior Debt at the time outstanding any payments or distributions received by such holders of Superior Debt in excess of the amount sufficient to pay all Superior Debt in full (whether or not then due and whether such payment was in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), (B) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be entitled to receive any and all further payments or distributions applicable to Superior Debt, and (C) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be subrogated to the rights of the holders of the Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full in cash or such other consideration acceptable to the Holder of this Note in its sole discretion. If any holder of this Note has been subrogated to the rights of the holders of Superior Debt due to the operation of this Section 3(j), the Company agrees to take all such reasonable actions as are requested by such holder of this Note in order to cause such holder to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

     (k) The provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the holder of this Note on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the holder of this Note, the obligations of this Company which are




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absolute and unconditional, to pay to the holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Superior Debt, nor, except as provided in this Section 3, will anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note subject to the rights, if any, under this Section 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this Section 3.

     4. Events of Default.

     (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if

          (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note or the full amount of any principal payment on any Note, and such failure to pay is not cured within five business days after the occurrence thereof; or

     (ii) an Insolvency Event occurs.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (b) Consequences of Events of Default.  Subject to Section 3:

          (i) If any Event of Default of the type described in Section 4(a)(i) has occurred and is continuing, the holder of this Note may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable). If the holder of this Note demands immediate payment of all or any portion of this Note, the Company shall immediately pay to such holder all amounts due and payable with respect to this Note.

          (ii) If an Event of Default of the type described in Section 4(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holder of this Note, and the Company shall immediately pay to the holder of this
      Note all amounts due and payable with respect to this Note.





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           (iii) The holder of this Note shall also have any other
      rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

           (iv) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

     5. Right of Set-off. In the event that the Company or any other Purchaser Party (as defined in the Purchase Agreement) is entitled to indemnification or other payment under Section 9.2 of the Purchase Agreement for so long as this Note has not been paid in full and canceled, such indemnification or other payment may, at the option of the Company, be discharged by the Company by setting off the amount of such indemnification or other payment against the principal amount of, and interest on, this Note; provided, however, that in the event the holder reasonably and in good faith disputes the amount of such indemnification or other payment, the Company shall not set-off such indemnification or other payment against this Note until such dispute has been resolved in the manner set forth in the Purchase Agreement.

     6. Restrictions on Dividends. Without the prior written consent of the holder of this Note, the Company shall not directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock, except for dividends payable in shares of its common stock issued upon the outstanding shares of its common stock.

     7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Note.

     8. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at




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the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Superior Debt" means all (i) principal of, and interest and premium (if any) on, indebtedness for borrowed money of the Company (including, without limitation, guarantees and other contingent obligations with respect to indebtedness for borrowed money of its Subsidiaries) owing to commercial banks, investment banks, insurance companies and other recognized lending institutions or entities, whether now outstanding or hereafter created, incurred, assumed or guaranteed and (ii) renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) above.

     9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

     10. Payments. All payments to be made to the holder of this Note shall be made in the lawful money of the United States of America in immediately available funds.

     11. Place of Payment. Payments of principal and interest shall be delivered to the holder of this Note at such address as is specified by prior written notice by the holder to the Company.

                 *          *          *          *          *




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     IN WITNESS WHEREOF, the Company has executed and delivered this Junior
Subordinated Promissory Note on the date first above written.

                                NATIONAL EQUIPMENT SERVICES, INC.


                                By:   /s/ Dennis O'Connor
                                      -----------------------
                                Its:  Chief Financial Officer





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